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                                                                    Exhibit 23.1

        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-64179, of eBay Inc. of our report dated July 7, 1999 with respect to the combined financial statements of the Kruse International Group of Companies which appears in exhibit 99.1 in this Form 8-K/A, of our report dated July 20, 1999 with respect to the financial statements of Billpoint, Inc. which appears in exhibit 99.2 in this Form 8-K/A, and of our report dated July 23, 1999 with respect to the combined financial statements of the Butterfield & Butterfield Group of Companies which appears in exhibit 99.3 in this Form 8-K/A.



/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 23, 1999